FIRST AMENDMENT
                                       TO
                           SUNRISE TERM LOAN AGREEMENT

         THIS FIRST AMENDMENT TO SUNRISE TERM LOAN AGREEMENT (the "First Amendment") is made and entered into effective as of _______________ __, 1996, by and between SUNRISE LIMITED PARTNERSHIP, an Illinois limited partnership ("Borrower") and BANK ONE, ARIZONA, NA, a national banking association (together with its successors and assigns, "Bank").

                                    RECITALS:

         A. On November 8, 1995, Borrower and Bank entered into that certain Sunrise Term Loan Agreement (the "Agreement").

         B. Borrower and Bank wish to amend the Agreement in accordance with the terms of this First Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Borrower and Bank, Borrower and Bank agree as follows:

         1. Amendment. The first two sentences in Section 2.2.1 of the Agreement are amended as follows:

                  The outstanding principal balance of the Commitment Amount will bear interest from the date advanced at the rate per annum (the "Interest Rate") equal to the sum of the Prime Rate and 2 percentage points, with the Interest Rate changing on each day that the Prime Rate changes; provided, however, that on the 271st day following the Closing Date, the Interest Rate will convert to 15% per annum, retroactive to the Closing Date, and that Interest Rate will be in effect through the Maturity Date unless on the 270th day following the Closing Date, the Average Loan-to-Value Ratio on such date, as determined by the Bank, is 60% or less, in which case the Interest Rate will be determined without reference to this proviso. If the Interest Rate is converted retroactively to 15% per annum pursuant to this Section 2.2, then within 3 Business Days following such conversion, Borrower shall pay to the Bank an amount equal to the difference between (a) the interest that the Borrower previously paid to the Bank for the 270 day period from the Closing Date to the date of conversion, and (b) the interest that would have been due and payable by Borrower during such period had interest been computed at the rate of 15% per annum during such period.

         2. Ratification. As amended by this First Amendment, the Agreement is hereby ratified and confirmed.

         3. Counterparts Execution. This Second Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Second Amendment to physically form one document. Telecopied signature pages will be acceptable, provided originally signed signature pages are provided to each of the other parties by overnight courier.

                                 BORROWER:

                                 SUNRISE LIMITED PARTNERSHIP,
                                 an Illinois limited partnership

                                 By:      UDC ADVISORY SERVICES, INC.,
                                 an Illinois corporation, as the sole general
                                 partner in Sunrise Limited Partnership


                                 By______________________________________
                                          Gina M. Self
                                 Its______________________________________




                                 BANK:

                                 BANK ONE, ARIZONA, NA,
                                 a national banking association


                                 By______________________________________
                                          Carol Grumley
                                          Senior Vice President
                                       2